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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): MAY 23, 1996
                                                           ------------

                         BAY APARTMENT COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)


         MARYLAND                     1-72612                    77-0404318
- ----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission file number)         (IRS employer
        of incorporation)                                    identification no.)

           4340 STEVENS CREEK BOULEVARD, SUITE 275, SAN JOSE, CA 95129
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (408) 983-1500
                                 --------------
              (Registrant's telephone number, including area code)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 16, 1996, Bay Apartment Communities, Inc. (the "Company") purchased from C. Gemma Hwang and K. Philip Hwang a 208 apartment home community located in Union City, California ("Park Centre Apartments") for approximately $11.4 million. The Company plans to invest approximately $2.9 million in a major redevelopment program which will include exterior repairs (such as a new roof, entry gate and exterior painting) and upgrades of apartment interiors (including new appliances, plumbing fixtures, cabinet faces and floor and wall coverings). In addition, the Company intends to add a new fitness center and upgrade the community's leasing office, landscaping and lighting. The occupancy rate of Park Centre Apartments was approximately 94% as of May 16, 1996.

     On May 16, 1996, the Company purchased from TCR #706 Parkside, Limited, a Texas limited partnership, a 192 apartment home community located in Sunnyvale, California ("Parkside Commons") for approximately $25.5 million. The occupancy rate of Parkside Commons was approximately 100% as of May 16, 1996.

     On May 23, 1996, the Company purchased from Consolidated Sunset Limited Partnership a 243 apartment home community located in San Francisco, California ("Sunset Towers") for approximately $24.3 million. The Company plans to invest approximately $2 million in a major redevelopment program which will include upgrading of apartment interiors, community lobbies and hallways, the replacement of some mechanical systems and the repair and improvement of the structure's exterior. The occupancy rate of Sunset Towers was approximately
99% as of May 23, 1996.

     The Company financed the acquisitions of Park Centre Apartments, Parkside Commons and Sunset Towers through draws in the aggregate of approximately $61.2 million from the Company's $150 million unsecured line of credit (the "UBS Acquisition Loan") provided by Union Bank of Switzerland for acquisition and construction purposes. The UBS Acquisition Loan is for a term of three years and bears interest at the rate of 1.55% over LIBOR.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements under Rule 3-14 of Regulation S-X

     The Company has determined that it is impracticable to file audited financial statements with respect to Park Centre Apartments, Parkside Commons and Sunset Towers as prescribed by Rule 3-14 of Regulation S-X. Such financial statements will be filed by amendment as soon as practicable, but in no event later than 60 days after the date that this Current Report is required to be filed.

(b)  Pro Forma Financial Statements

     The Company has determined that it is impracticable to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such pro


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     forma financial statements will be filed by amendment as soon as practicable, but in no event later than 60 days after the date that this Current Report is required to be filed.

(c)  Exhibits

     None.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                         BAY APARTMENT COMMUNITIES, INC.

Dated: June 6, 1996                      By: /s/ Gilbert M. Meyer
                                             -----------------------------------
                                             Gilbert M. Meyer
                                             Chairman of the Board and President